Exhibit (a)(43)

THE GLENMEDE FUND, INC.

ARTICLES SUPPLEMENTARY

THE GLENMEDE FUND, INC., a Maryland corporation (the “Glenmede Fund”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Glenmede Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended.

SECOND: The total number of shares of common stock, par value $.001 per share (the “Common Stock”), that the Glenmede Fund has authority to issue prior to the effectiveness of these Articles Supplementary is 3,500,000,000, with an aggregate par value of $3,500,000, classified as follows:

Name of Class	Number of Shares of Common Stock Allocated
Core Fixed Income Portfolio	60,000,000
Government Cash Portfolio	1,390,000,000
International Portfolio	20,000,000
International Secured Options Portfolio	20,000,000
Large Cap Growth Portfolio	40,000,000
Large Cap Core Portfolio	55,000,000
Large Cap Value Portfolio	75,000,000
Long/Short Portfolio	20,000,000
Mid Cap Equity Portfolio –
Advisor Shares	20,000,000
Institutional Shares	20,000,000
Philadelphia International Emerging Markets Fund
Class I	10,000,000
Class IV	20,000,000
Philadelphia International Fund -
Institutional Shares	30,000,000
Philadelphia International Small Cap Fund
Class I	10,000,000
Class IV	20,000,000
Secured Options Portfolio	60,000,000
Small Cap Equity Portfolio –
Advisor Shares	80,000,000
Institutional Shares	35,000,000
Strategic Equity Portfolio	50,000,000
Tax-Exempt Cash Portfolio	1,390,000,000
Total Market Portfolio	20,000,000
U.S. Emerging Growth Portfolio	40,000,000
Unclassified	15,000,000

Total	3,500,000,000

THIRD: In accordance with the requirements of Sections 2-208 and 2-208.1 of the Maryland General Corporation Law and pursuant to the authority expressly given to the Board of Directors in Article Fifth of the Glenmede Fund’s Articles of Amendment and Restatement (as amended and supplemented, the “Charter”), the Board of Directors of the Glenmede Fund, by resolutions duly adopted at a meeting duly convened, increased the authorized Common Stock by 2,500,000,000 shares to a total of 6,000,000,000 shares and further classified authorized but unissued and unclassified shares of Common Stock by classifying and designating an aggregate of 2,200,000,000 shares of Common stock as an additional 100,000,000 shares of each of the Portfolios and Classes set forth in Article SECOND above. The shares classified herein have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the applicable Portfolio and Class of Common Stock as set forth in the Charter.

FOURTH: As hereby increased and classified, the total number of authorized shares of Common Stock is 6,000,000,000, with an aggregate par value of $6,000,000, classified as follows:

Name of Class	Number of Share of Common Stock Allocated
Core Fixed Income Portfolio	160,000,000
Government Cash Portfolio	1,490,000,000
International Portfolio	120,000,000
International Secured Options Portfolio	120,000,000
Large Cap Growth Portfolio	140,000,000
Large Cap Core Portfolio	155,000,000
Large Cap Value Portfolio	175,000,000
Long/Short Portfolio	120,000,000
Mid Cap Equity Portfolio –
Advisor Shares	120,000,000
Institutional Shares	120,000,000
Philadelphia International Emerging Markets Fund
Class I	110,000,000
Class IV	120,000,000
Philadelphia International Fund -
Institutional Shares	130,000,000
Philadelphia International Small Cap Fund
Class I	110,000,000
Class IV	120,000,000
Secured Options Portfolio	160,000,000
Small Cap Equity Portfolio –
Advisor Shares	180,000,000
Institutional Shares	135,000,000
Strategic Equity Portfolio	150,000,000
Tax-Exempt Cash Portfolio	1,490,000,000
Total Market Portfolio	120,000,000
U.S. Emerging Growth Portfolio	140,000,000
Unclassified	315,000,000

Total	6,000,000,000

FIFTH: The total number of shares of Common Stock that the Glenmede Fund has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law. The shares of Common Stock classified pursuant to Article THIRD of these Articles Supplementary have been classified by the Board of Directors under the authority contained in the Charter.

SIXTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Glenmede Fund has caused these Articles Supplementary to be signed in its name and on its behalf as of this 17th day of September, 2014.

ATTEST:		THE GLENMEDE FUND, INC.

By:	/s/ Michael P. Malloy	By:	/s/ Mary Ann B. Wirts
	Michael P. Malloy		Mary Ann B. Wirts
	Secretary		President